Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


                                                          CONFIDENTIAL TREATMENT
                                                                    EXHIBIT 10.4

                                                    Proprietary and Confidential

                            MASTER ALLIANCE AGREEMENT

                                     BETWEEN

                          INTEL INTERNET DATA SERVICES

                                       AND

                          WILLIAMS COMMUNICATIONS, INC.

THIS MASTER ALLIANCE AGREEMENT (this "Agreement") between Williams Communications, Inc. ("Williams"), a Delaware corporation, and Intel Corporation ("Intel") on behalf of its Internet Data Services business, ("IDS"), is effective May 24, 1999 ("Effective Date") contingent upon the Parties completing their due diligence activities, to be concluded by June 15, 1999, and the simultaneous execution by the Parties of the Securities Purchase Agreement. Williams and Intel are individually referred to, together with their respective Affiliates, as a "Party" and collectively referred to as the "Parties." Persons or entities that Intel or Williams Controls are referred to as "Affiliates" of such Controlling Party. Unless otherwise explicitly set forth, the use of "Intel" or "Williams" shall be deemed to include the respective Affiliates of such Party. Control means the possession, directly or indirectly, of the legal power and authority to direct or cause the direction of the management and policies by one person or entity or a group of related persons or entities acting in concert; provided, however, that the legal or beneficial ownership of more than fifty percent (50%) of any such person or entity shall be deemed "Control".

                                    RECITALS

WHEREAS, Intel directly or through its Affiliates intends to provide mission critical Internet web-hosting services on a global basis;

WHEREAS, Williams directly or through its Affiliates is a nationwide, single source provider of business communications equipment and integration services for data, voice, video and advanced applications on a retail basis and a provider of network services for delivery of voice and data on a wholesale basis and intends to expand such business internationally;

WHEREAS, the capabilities of each Party are complementary, and the relationship contemplated by this Agreement (the "Alliance") will serve to broaden the base of potential competitive opportunities for network services and other applications for all market segments;

WHEREAS, the Parties or their Affiliates are entering into additional agreements to implement the Alliance;

                                                    Proprietary and Confidential


WHEREAS, the Parties are entering into this Master Alliance Agreement to set forth general provisions concerning the Alliance; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, Intel and Williams agree as follows:

1.  RELATIONSHIP OF THE PARTIES

1.1.  Allocation of Responsibilities

1.1.1.  Agreements

                   The Parties or their Affiliates are entering into the following agreements to implement the Alliance, in addition to this Agreement: (1) a Services Agreement ("SA") to cover the following: (i) Williams' provision of domestic transport services (with possibility of expansion to include international transport services), (ii) Williams' provision of professional consulting services, (iii) Williams' provision of collocation opportunities, and (iv) Intel's provision of IDS hosting services, and (2) a Co-Marketing Agreement (the "CMA") to cover the sales and marketing arrangement between Williams and IDS. Collectively, those two Agreements, together with this Agreement, are referred to as the "Alliance Agreements."

                   The Parties are in the process of negotiating the final terms and conditions the Alliance Agreements. The Parties shall complete and execute the Alliance Agreements by June 15, 1999, or such later date as the Parties may agree. In the event the Parties cannot reach agreement by such date, either Party may terminate the negotiations, in which event this Master Alliance Agreement, and the Securities Purchase Agreement shall terminate. Neither Party shall be liable for any damages as a result of such termination.

1.1.2.  Primary Responsibilities

                   Pursuant to the Alliance Agreements, Williams will be the "Supplying Party" for (a) domestic transport services (and, if applicable, international transport services) in accordance with the SA, (b) professional consulting services in accordance with the SA, and (c) collocation opportunities in accordance with the SA. IDS will be the "Supplying Party" for hosting services in accordance with the SA. The term "Supplying Party" means the Party supplying a product or service to the other Party under any of the Alliance Agreements and the term "Procuring Party" means the Party procuring a product or service from the Supplying Party under any of the Alliance Agreements. The Parties will co-market and sell each others services, as identified and as specified in the CMA.

                                                    Proprietary and Confidential



1.2.  Strategic Supplier Relationship


         Intel and Williams will make commercially reasonable best efforts to work together to find joint solutions for IDS' telecommunications needs for US-based backbone, Internet connectivity and International-based backbone. To facilitate the provision of Williams' products and services and to further Williams understanding of IDS data transport needs, Intel will allow Williams' employees, at Williams' instance, to be situated in IDS' facility(ies), the number and location of such Williams' personnel to be at Intel's sole discretion. Intel will, without charge, provide such Williams' personnel with office space, telephone(s) and access to IDS employees. In addition, pursuant to appropriate conditions of confidentiality as further set forth in
         Section 5, Intel will share anticipated IDS plans and telecommunications requirements with Williams as well as encourage Williams to participate in IDS' planning process. Additional teams or committees will be formed as appropriate pursuant to the process set forth in Section 10. Intel will assign an IDS Executive Sponsor to Williams to assist Williams in its supplier relationship with IDS. Intel would encourage Williams to put POPs into IDS data centers, where possible and mutually agreeable.


         Notwithstanding the foregoing, subject to Williams' compliance with pricing and quality of service provisions as further set forth in
         Section 1.3, Intel will purchase from Williams **** of all IDS domestic backbone transport requirements ("Domestic Commitment") as measured annually based on the aggregate bandwidth miles IDS has agreed to purchase over the preceding 12-month period.


         Subject to pricing and quality of service provisions as set forth herein, Intel will select Williams as one of its IDS IP transport carriers. There is no minimum purchase commitment to Williams from IDS for IP transport volume.


1.3.  Pricing of Products and Services


1.3.1. Subject to compliance with any minimum purchase commitment(s) as may be set forth in the Alliance Agreements, a Party shall receive "MFC Pricing" with respect to any procurement under the Alliance Agreements. "MFC Pricing" shall mean that the Procuring Party shall receive pricing from the Supplying Party which is as good or better than that price provided by the Supplying Party to any third party for the service or product provided **** Notwithstanding the foregoing, MFC Pricing shall not include any pricing provided by the Supplying Party to ****. With regard to pricing provided to ****, the Procuring Party shall receive pricing which is **** that provided to **** as measured by the extent of the ****. In either instance, the obligation to offer MFC Pricing



------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Proprietary and Confidential



shall not apply to (i) any transaction where a substantial portion of the consideration received by either Party for the offered product or service is in the form of equity, products or services from a third party, (ii) rates provided by Supplying Party to Affiliates of the Supplying Party or intraWilliams or intraIntel transfer rates (except for such rates for services that are resold to third parties),; or (iii) rates provided by the Supplying Party to any department, branch or agency of a federal, state or local government within the United States. For MFC Pricing exclusions regarding rates provided by the Supplying Party to any foreign (i.e. Non-U.S.) government entity, the Parties shall mutually agree on such exclusions on a case by case basis.


1.3.2.   No Investment Obligation

         The Supplied Party will not be required to make any initial capital or ongoing investment beyond the commitment of business pursuant as further set forth in Section 1.2 and the Alliance Agreements.

1.3.3.  Condition Precedent of Procurement via Competitive Pricing


                  The Procuring Party shall not be obligated to purchase a product or service from the Supplying Party unless the offered price is as low as the lowest price for which the Supplied Party can acquire the product or service from third parties with similar terms, conditions and product quality and/or quality of service. The Procuring Party will discuss with the Supplying Party any issues pertaining to the pricing of products and services to be provided to the Procuring Party compared to the market price for comparable products and services, or third party offers otherwise available to the Procuring Party to ensure that competitive pricing is maintained.


1.3.4.  Resale Restrictions


                  If IDS resells the transport capacity acquired from Williams pursuant to the SA ("SA Capacity") by means of a wholesale distribution channel or similar business structure that is established or maintained for the purpose of offering the SA Capacity to customers doing business in the United States that are primarily engaged in the business of distributing transport capacity to other third parties (e.g., carriers), then Williams shall no longer be bound to offer MFC Pricing to IDS with respect to such resold SA Capacity. If Williams resells the hosting services acquired from Intel pursuant to the SA ("SA Hosting Service") except in accordance with the provisions of the CMA, then Intel shall no longer be bound to offer MFC Pricing to Williams with respect to such SA Hosting Service.

                                                    Proprietary and Confidential



1.4.  Future Services


         The Parties recognize that the telecommunications industry is undergoing dramatic transformation due to radical technological improvements and regulatory developments. Thus, notwithstanding the alliance pricing system set forth in this Section, subject to regulatory restraints, each Party will develop a mechanism to **** to the other the benefits of increased efficiencies (e.g., due to technology development or regulatory evolution).


1.5.  Use of Facilities

         Nothing in any Alliance Agreement shall be construed to prohibit either Party from using its own facilities or services owned or leased as of the Effective Date.

1.6.  Ownership and Control

         The Supplying Party will retain ownership and/or control of the assets used to provide services or products to the Procuring Party and the Supplying Party can use these assets to provide services or products to third parties.

2.  EFFECTIVE DATE AND TERM


         This Agreement shall become effective on the Effective Date and shall continue for a term of **** years (the "Term"). All other Alliance Agreements shall have an initial term of **** years, with a rolling renewal provision for additional one (1) year terms, to be exercised within thirty (30) days of the Effective Date anniversary each year commencing with the completion of the first year of the initial term and subject to good faith negotiations between the Parties.


3.  AUDIT RIGHTS

3.1.  Audit

         Supplying Party will maintain complete and accurate records of the services performed under this Agreement for a period of three (3) years after the completion of these services. Records relating to the performance of this Agreement shall be made available to the Procuring Party for audit upon reasonable notice. Each Party may, at any time, but not more than once per calendar year request an audit of the other Party (the "Audited Party"), with respect to services and other deliverables provided under the Alliance Agreements (an "Audit"), including, without limitation, to determine the accuracy and integrity of any of the following:

3.1.1. The calculation of pricing as set forth in Section 1, including the duty to provide MFC Pricing.


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Proprietary and Confidential



3.2.  Initiation

         At the request of the Party requesting the Audit (the "Initiating Party"), the Parties shall mutually agree on a nationally recognized accounting firm as a third party auditor (the "Auditor") to Audit the Audited Party's books, contracts and records with respect to the matters specified in Section 3.1 (or any other matter as agreed by the Parties). The Initiating Party shall request an Audit by giving written notice of such request to the other Party, whereupon the Parties shall enter into good faith negotiations to effectuate the Audit provisions as set forth herein in a timely manner.

3.3.  Engagement of Auditor

         The Parties will agree on the scope and materiality standards aspects of the Audit and jointly instruct the Auditor. The terms of the engagement of the Auditor shall:

3.3.1.   Specifically define the scope of the Audit and materiality standards.

3.3.2. Require, in the case of a quantitative evaluation, a valid statistical sampling of any information reviewed.

3.4.  Cooperation

         The Audited Party shall cooperate fully with the Auditor and its representatives in connection with any Audit, providing reasonable access to any and all relevant books and records and causing its employees, accountants and other representatives and agents to cooperate fully with the Auditor.

3.5.  Report

         The Auditor shall provide a copy of its report to both Parties, and the report shall specify the conformity or extent of non-conformity with the Audited Party's obligations under an Alliance Agreement that were the subject of the Audit. The Auditor must keep confidential the names and specific pricing applicable to all other purchasers of similar products and services from the Audited Party. The determination of the Auditor will be final and binding on both Parties.

3.6.  Cost

         The Parties will share equally the cost of the Auditor, provided that
         (1) if the net dollar amount of any identified errors favors the Initiating Party and exceeds three percent (3%) of the total dollar amount of billings covered by the Audit, then the Audited Party shall pay all of the costs of the Audit, and (2) if the net dollar amount of any identified errors does not favor the Initiating Party, then the Initiating Party shall pay all of the costs of the Audit. In the event that the Auditor determines that the Audited Party is not in compliance with its obligations relating to pricing that were the subject of the Audit, the Audited Party will adjust pricing on a retroactive basis in accordance with the findings of the Auditor.

                                                    Proprietary and Confidential




4.  DISPUTE RESOLUTION

4.1.  Disputes.

         Prior to initiating any litigation, the Parties shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to any of the Alliance Agreements or the breach, termination, enforceability or validity thereof (collectively, a "Dispute") as follows:

         The senior management of both Parties shall meet to attempt to resolve such Disputes. If the Disputes cannot be resolved by the senior management, either Party may make a written demand for formal Dispute resolution and specify therein the scope of the Dispute. Within thirty days after such written notification, the Parties agree to meet for one day with an impartial mediator and consider Dispute resolution alternatives other than litigation. If an alternative method of Dispute resolution is not agreed upon within thirty days after the one day mediation, either Party may begin litigation proceedings. Notwithstanding the foregoing, either Party shall have the right, without the requirement of first seeking a remedy through mediation, to seek preliminary injunctive or other equitable relief in any proper court in the event that such Party determines that eventual redress through mediation will not provide a sufficient remedy for any violation of an Alliance Agreement by the other Party. The Parties agree that preliminary injunctive or other equitable relief will be a necessary and proper remedy in the event of misuse by one Party of the other Party's intellectual property. Each Party further agrees that in the event such equitable relief is granted in the United States, it will not object to Non-U.S. courts granting provisional remedies enforcing such U.S. judgments.

         All negotiations pursuant to this Section 4.1 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future alternate dispute resolution process or litigation.

5.  CONFIDENTIAL

5.1.  General

         The existence, terms, and conditions of this Agreement and of the Alliance Agreements, together with any information exchanged by the Parties in performance of their respective obligations hereunder, are confidential and neither Party may make any

                                                    Proprietary and Confidential



         disclosures with respect thereto without the express prior written consent of the other, with the following exceptions:

         a. subject to (c) below, as otherwise may be required by law or legal process, to legal and financial advisors in their capacity of advising a Party in such matters; or

         b. any disclosure required by federal or state securities laws, or by requirement of the Securities Exchange Commission or applicable state blue sky commission; or

         c. during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating Parties and so long as (i) the restrictions are embodied in a court-entered Protective Order and (ii) the disclosing Party informs the other Party in writing in advance of the disclosure; or

         d. in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial requirements and transactions.

         Disclosures of confidential and proprietary information by either Party to the other Party shall otherwise be governed by the Intel/Williams Corporate Non-disclosure Agreement ("CNDA") number _______, and related Confidential Information Transmittal Records ("CITR(s)") or other non-disclosure agreements as appropriate and executed in writing by the Parties. Attached as Exhibit A is the above referenced CNDA.

5.2.  Nondisclosure Agreements

         To the extent that a disclosing Party agrees to allow the receiving Party to disclose the disclosing Party's confidential information to any third party person or entity, the receiving Party shall assure that such third party agrees in writing to be bound to protect and not to disclose such confidential information on substantially equivalent conditions as exist between the Parties with respect to such confidential information.

5.3.  Other Agreements Regarding Confidentiality

         The personnel of either Party may be required to enter into additional agreements regarding confidential information as a pre-condition of gaining access to the other Party's premises. Personnel of one Party present at the premises of the other Party shall refrain from obtaining access to information that is proprietary to the customers of the other Party. Such personnel shall comply with the other Party's reasonable measures established to restrict such access.

6.  ADDITIONAL COVENANTS

6.1.  Insurance

         At all times during the term of the Alliance, each Party shall carry and maintain workers' compensation and employers' liability insurance adequate to insure fully

                                                    Proprietary and Confidential



         against losses or damages to Intel's or Williams' personnel, customers, property or other contractor's personnel or property caused by their respective activities. If requested, each Party will furnish to the other certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverage referenced above and naming the other Party as an additional insured. Each Party will furnish the other notice of the expiration of cancellation of any insurance policy required pursuant hereto.


6.2.  No Solicitation

         During the term of the Alliance for a period of twelve months thereafter, neither Party nor such Party's Affiliates shall, directly or indirectly, for itself or on behalf of any other person, actively induce or attempt to induce any employee of the other Party's Affiliates engaged in Alliance activities to leave his or her employment. However, general employment advertisements in media of general or industry specific circulation shall be permissible. Nothing contained herein shall prevent an employee of one of the Parties from independently seeking and obtaining employment from the other Party so long as such employee does not do so in violation of his employment agreement with the other Party.



7.  TERMINATION AND TRANSITION

7.1.  General

         While the Parties intend to develop a long term relationship, under the following circumstances, the Alliance may be terminated in whole or in part by either Party.


         If either Party breaches any Alliance Agreement in a manner that has a material adverse effect on the commercial value of the Alliance to the other Party; or in the event that the technology used to provide the Supplying Party's services, in the reasonable opinion of the Procuring Party, becomes incapable of meeting the requirements set forth in the SA or by the Procuring Party. In such event, the right to cure set as set forth in Section 7.2 shall only apply if the condition giving rise to the right to terminate is capable of being cured, without the likelihood of its recurrence.


7.1.1. The Party having the right to terminate shall exercise its termination right within a reasonable period of time, but in no event more than 180 days from actual notice of the event or circumstances permitting termination by such Party.

7.2. The rights to terminate provided in this Section 7 are contingent upon the Party seeking to terminate providing written notice of its intent to terminate, and the passage of a sixty-day (60) period during which the non-terminating Party, if applicable, may cure the conditions giving rise to such right to terminate. Provision of such cure extinguishes the right to terminate on the basis for which the cure has been provided.

                                                    Proprietary and Confidential



8.  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Intel hereby represents and warrants to Williams as follows:

8.1.  Organization, Standing and Authority.

         Intel, and each of its Affiliates executing an Alliance Agreement, has all requisite corporate power and authority to enter into the Alliance Agreement(s) to which it is a party and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by Intel and its Affiliates to authorize the execution, delivery and performance of the Alliance Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly taken. Each of the Alliance Agreements to which it is a party has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

8.2.  No Violation

         The execution and delivery by Intel and its Affiliates of the Alliance Agreements to which it is a Party and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not, (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws of any of them, or the comparable organizational documents of any of them, (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of Intel and its Affiliates to consummate the material transactions contemplated by the Alliance Agreements or (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Intel or any of its Affiliates or to the property or assets of Intel or any of its Affiliates, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect.

8.3.  Consents and Approvals

         Except as set forth in any Alliance Agreement, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any domestic or foreign court, administrative or regulatory agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") is required to be obtained or made by or with respect to Intel or any of Intel' Affiliates in connection with the execution and delivery of the Alliance Agreements or the consummation of the transactions contemplated thereby.

                                                    Proprietary and Confidential



9.  REPRESENTATIONS AND WARRANTIES OF WILLIAMS

         Williams hereby represents and warrants to Intel as follows:

9.1.  Organization, Standing and Authority

         Williams is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Williams has all requisite corporate power and authority to enter into the Alliance Agreements and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by Williams to authorize the execution, delivery and performance of the Agreement and the Alliance Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly taken. Each of the Alliance Agreements has been duly executed and delivered by Williams and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

9.2.  No Violation

         The execution and delivery by Williams of the Alliance Agreements to which it is a party do not, and the consummation of the transactions contemplated thereby and compliance with the thereof will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws of Williams, (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of Williams to consummate the material transactions contemplated by the Alliance Agreements or (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Williams or to the property or assets of Williams, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect.

9.3.  Consents and Approvals

         Except as set forth in any Alliance Agreement, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Williams in connection with the execution and delivery of the Alliance Agreements or the consummation of the transactions contemplated thereby.

10.  ALLIANCE GOVERNANCE

         During the Term, the Parties shall designate and maintain one individual from each Williams to serve as its representative for the activities of the Parties under this Master Alliance Agreement or any of the Alliance Agreements (the "Representative"). Neither

                                                    Proprietary and Confidential



         Representative need be dedicated to the Alliance, but needs to be available as the primary day-to-day interface between the Parties. Either Party may change their designated Representative upon notice to the other Party pursuant to Section 12.13.

         In addition, the Representative shall be responsible for initiating any requests to form ad-hoc or permanent committees. If mutually agreed, the Parties shall form such committees which would be empowered to discuss and implement specific concepts or to oversee certain activity. In any such event, the Parties will establish such committee by way of written amendment to this Agreement (but not for regular meetings of the Parties' employees in the ordinary course of doing business with one another) specifying the purpose of the committee, membership, meeting times, and any authority such committee may have.


11.      SPECIAL COVENANT NOT TO SUE

11.1.  Definitions

"Assert" means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part. Examples of such body or tribunal include, without limitation, United States State and Federal Courts, the United States International Trade Commission and any foreign counterparts of any of the foregoing.

"Chipset" means any integrated circuit designed to be connected directly to an Intel microprocessor.

"Williams' Products" means all products manufactured by or for Williams other than those that are either (i) Intel architecture compatible microprocessors or Chipsets; or (ii) capable of being substituted for a product first manufactured by or for Intel without a loss of some material functionality.

"Intel's Products" means

all microprocessors manufactured by or for Intel; and

all Chipsets manufactured by or for Intel; and

all software developed by or for Intel;

all Internet service offerings offered by Intel; and

all products manufactured by or for Intel that cannot be substituted for a product first manufactured by or for Williams without a loss of some material functionality.

                                                    Proprietary and Confidential


****

11.2.   Covenant Not To Sue

Covenant Not to Sue. Williams agrees that for so long as Intel **** as defined and specified in the Securities Purchase Agreement, Williams shall not Assert any **** against Intel, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) for **** Intel does not Assert **** against Williams, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) for ****. This covenant not to sue shall survive any termination or expiration of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the Parties.

11.3.   Assignment.

If Williams assigns or attempts to **** to a third party not bound by this covenant not to sue (whether directly or by operation of law), then effective immediately prior to such assignment or attempted assignment, Williams agrees that Intel shall have ****. This **** shall survive any termination or expiration of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the Parties.


12.  GENERAL PROVISIONS

12.1.  Further Agreements

         Further agreements to implement the Alliance may be appropriate. Therefore, upon reasonable request of a Party, the Parties shall meet and negotiate in good faith to determine if additional Alliance Agreements are appropriate and the terms and conditions of any such agreements.

12.2.  Assignment

         Except for the assignment of the Agreement by either Party pursuant to the sale or transfer of all or substantially all of such Party's assets, neither Party may assign nor delegate any of its rights or obligations under this Agreement without the written consent of the other Party, provided that each Party may assign this Agreement to any


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.


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                                                    Proprietary and Confidential



         Affiliate, so long as such assigning Party guarantees the Affiliate's performance. Notwithstanding the foregoing, the Parties mutually Agree that as of the Agreement Effective Date, Intel had not yet determined the final legal entity status for its IDS business and that Intel Corporation may assign this Agreement, including any Alliance Agreements executed pursuant hereto, to such IDS legal entity when finally determined and established by Intel.

12.3.  Force Majeure

         If either Party's performance of this Agreement or any obligation (other than the obligation to make payments for services rendered under one of the Alliance Agreements) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, power grid outages (beyond any required battery back-up or generator capacity), storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or national, state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the Party affected by such force majeure event (the "Affected Party") shall be excused from such performance for a time period commensurate with the duration of such prevention, restriction or interference. The Affected Party shall use commercially reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease.

12.4.  Regulatory Compliance

        The Parties acknowledge that the services provided by Williams to Intel under the Services Agreement are subject to federal and state statutes and regulations, including without limitation the Communications Act of 1934 (as amended from time to time) (the "Act") and the regulations promulgated by the Federal Communications Commission ("FCC"). Notwithstanding anything to the contrary contained in any Alliance Agreement, the Parties will not take any action in connection with the Alliance which would constitute a violation of applicable law or take an action which requires FCC or other approval without first obtaining such approval.

12.5.  Third Party Warranties

         Each Party shall enforce any rights, warranties, licenses, terms and conditions and other benefits accruing to it under each of its agreements with third parties participating in or providing equipment, software or other services used in connection with the provision of services under the Alliance Agreements wherever and whenever such Party's failure to enforce any such rights, warranties, licenses, terms, conditions and



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                                                    Proprietary and Confidential



         other benefits could materially impair its ability to provide such services in accordance with the terms and conditions of the Alliance Agreements.

12.6.  Costs and Expenses

         Except as otherwise specifically agreed to by the Parties in writing, each Party will be responsible for its own expenses arising under this Agreement.

12.7.  Amendment

         No amendment of this Agreement shall be valid or binding on the Parties unless such amendment shall be in writing and duly executed by an authorized representative of each Party.

12.8.  Headings

         Headings contained herein shall in no way limit the subject matter they introduce and shall not be used in construing this Agreement.

12.9.  Publicity

         Neither Party shall make a public announcement or disclosure about this Agreement or the Parties' discussions related to any aspect of it without the written consent of the other Party. Subject to obligations of confidentiality as set forth in Section __5__, either of the Parties may at anytime make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the Party so required to make the announcement, promptly upon learning of such requirement, notifies the other Party of such requirement and discusses with the other Party in good faith that exact wording of any such announcement.

12.10.  Execution

         This Agreement shall be executed in two duplicate copies, one for each Party, each of which copies shall be deemed an original.

12.11.  Limitation of Liability

         Except as may otherwise be expressly set forth in a specific Alliance Agreements with regard thereto, neither Party, nor its officers, employees, agents, partners, Affiliates or subcontractors shall be liable to the other Party, its officers, employees, agents, partners, Affiliates or subcontractors for claims for incidental, indirect, consequential, exemplary, punitive, or other special damages, including, but not limited to, damages for a loss of profits or opportunity costs, connected with or resulting from any performance or lack of performance under any Alliance Agreement regardless of whether a claim is based on contract, warranty, tort (including negligence), theory of strict liability, or any other legal or equitable principle.



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                                                    Proprietary and Confidential



12.12.  Relationship of Parties

         The Alliance Agreements individually or in the aggregate shall not be construed to create a partnership, joint venture, or any other form of legal entity.

12.13.  Notices

         Any notice, request, instruction or other document to be given hereunder by any Party to any other Party under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

         If to IDS:                 Intel Internet Data Services
                                    20400 NW Amberwood Drive
                                    Beaverton, OR  97006
                                    Attn: General Manager
                                    (408) 765-4280 - voice
                                    (408)765-6767 - fax
         with a copy
         (which shall
         not constitute
         notice) to:                Intel Corporation
                                    2200 Mission College Blvd.
                                    Santa Clara, CA   95052
                                    Attn: General Counsel
                                    (408) 765-1136 - voice
                                    (408) 765-1859 - fax


         If to Williams:            Williams Communications, Inc.
                                    One Williams Center, Suite 26-B
                                    Tulsa, OK 74172
                                    Attn:  Contract Administration
                                    Fax:             918-573-6578
                                    Telephone:       918-573-6277



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                                                    Proprietary and Confidential



         with a copy                Williams Communications, Inc.
         (which shall               One Williams Center, Suite 4100
         not constitute             Tulsa, OK 74172
         notice) to:                Attn:  General Counsel
                                    Fax:             918-573-3005
                                    Telephone:       918-573-4205

12.14.  Severability

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the Parties to maintain the benefit of the bargain for both Parties.

12.15.  Governing Law

         Any claims arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Each Party hereby agrees to jurisdiction and venue in the courts of the State of Delaware for all disputes and litigation arising under or relating to this Agreement. This provision is meant to comply with 6 Del. C. Section 2708(a).

12.16.  Rules of Construction

         Words used in this Agreement, regardless of the gender specifically used, shall be deemed and construed to include any other gender as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule or Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit hereto, and the terms "this Agreement," "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Parties to this Agreement do not intend that any other Person shall obtain any rights as third party beneficiaries of this Agreement.



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                                                    Proprietary and Confidential



12.17.  Survival and Provisions Applicable to Other Alliance Agreements

         Sections 1, 3, 4, 5, 8, 9, and 12 of this Agreement shall apply to and be deemed incorporated into the other Alliance Agreements and shall continue to be in force for the duration of such Alliance Agreements, regardless of the term of this Agreement. Upon any expiration or termination of this Agreement, Sections hereof which by their nature ought to survive shall so survive.


INTEL CORPORATION                             WILLIAMS COMMUNICATIONS, INC.


-------------------------------               ----------------------------------
Signature                                     Signature

-------------------------------               ----------------------------------
Printed Name                                  Printed Name

-------------------------------               ----------------------------------
Title                                         Title

-------------------------------               ----------------------------------
Date                                          Date



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